U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): October 1, 1999



                                  IEXALT, INC.
               (Exact Name of Registrant as Specified in Charter)


                                     NEVADA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

            2-65800                               75-1667097
    (Commission File Number)          (I.R.S. Employer Identification No.)


                       4301 WINDFERN, HOUSTON, TEXAS 77041
          (Address of principal executive offices including zip code)


                                 (281) 600-4000
              (Registrant's telephone number, including area code)



                            SUNBELT EXPLORATION, INC.
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

      Inapplicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      Effective October 1, 1999, iExalt, Inc., a Nevada corporation ("Company"), acquired, in an arms-length transaction, all of the issued and outstanding stock of Wordcross Enterprises, Inc. d/b/a Christian Happenings ("Wordcross"), an Ohio corporation in the business of publishing and events advertising. As consideration for the acquisition, the Company issued an aggregate 850,000 shares of authorized but unissued common stock to the two shareholders of Wordcross. In addition, the shareholders of Wordcross were granted stock options to purchase an aggregate 250,000 shares of Company common stock at an exercise price of $1.80 per share. The stock options vest in the amount of 50,000 shares per year on the anniversary date of the agreement and are subject to the shareholders remaining in the employ of the Company. The term of the stock options are three years from the date of vesting. Both of the shareholders have entered into five year employment agreements with the Company. The transaction was accounted for as a purchase. The acquisition of Wordcross was deemed "significant," accordingly, separate historical and pro forma financial statements will be filed no later than seventy-five days after the consummation of the acquisition.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

      Inapplicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Inapplicable.

ITEM 5. OTHER EVENTS

      Inapplicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTOR

      Inapplicable.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Business Acquired.

            The appropriate financial statements will be filed with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

      (b)   Pro Forma Financial Information.

            The appropriate pro forma financial information relating to the acquisition will be filed with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

ITEM 8. CHANGE IN FISCAL YEAR

      Inapplicable.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          IEXALT, INC.


                                          By: /s/ JONATHAN GILCHRIST
                                                  Jonathan Gilchrist, Secretary



DATE: October 15, 1999

                                    EXHIBITS


 EXHIBIT
   NO.                                                                     PAGE

   1.1  Contract for Sale and Purchase of Wordcross Enterprises, Inc. ..    A-1